UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Overview of Transaction. On November 2, 2006, First Consumer Credit, Inc. (FCC), the consumer finance subsidiary of U.S. Home Systems, Inc. (the “Company”), and FCC Acceptance Corp. (FCCA), a wholly owned subsidiary of FCC, entered into a Purchase and Sale Agreement (“Purchase Agreement”) with FCC Investment Trust I (the “Trust”), an unaffiliated third party, pursuant to which FCC sold a substantial portion of its retail installment obligations (“RIOs”) portfolio to the Trust for approximately $49.5 million, including accrued interest of $481,000.

FCC had utilized a credit facility (Credit Facility) with Autobahn Funding Company LLC (Autobahn) as lender, and DZ Bank AG Deutsche Zentral Genossenschaftsbank, Frankfort AM Main (“DZ Bank”), as agent, and a revolving credit line with Frost National Bank (“Frost”) to finance the RIOs which FCC held for investment. Approximately $43,930,000 of the proceeds from the sale of RIOs was utilized to pay off the DZ Bank Credit Facility, including a termination fee of $280,000 and accrued interest of $67,000, and the Credit Facility and related agreements were terminated (see Item 1.02 Termination of a Material Definitive Agreement below). In addition, $2,500,000 was utilized to pay off the Frost revolving credit line

After the sale FCC had a remaining RIO portfolio of approximately $900,000, which were not eligible to be sold to the Trust under the terms of the Purchase Agreement. FCC will continue to service its remaining RIOs until they are sold or paid off. The Company will continue to provide an allowance for losses relating to its portfolio of RIOs in an amount it deems reasonable based upon specific identification of problem accounts and historical default rates.

Concurrent with the sale of RIOs, FCC entered into a Sourcing and Servicing Agreement (Sourcing Agreement) with the Trust whereby FCC will retain servicing of the RIOs sold pursuant to the Purchase Agreement. Additionally, FCC will provide identification, credit analysis and other investment underwriting tasks and other related services to assist the Trust in evaluating and purchasing RIOs.

Prior to the sale of the RIOs to the Trust, FCC purchased RIOs from select home improvement contractors, including RIOs generated by the Company’s U.S. Remodelers, Inc. subsidiary. The Credit Facility and the Frost revolving credit line provided financing for 90% of the amount of the eligible RIOs purchased, with FCC providing the remaining 10%. As a result of entering into the agreements with the Trust, the business of FCC has changed from purchasing RIOs and holding them for investment to sourcing RIOs for the Trust and servicing the Trust’s RIO portfolio.

FCC has the right to purchase a non-owner economic participation interest in any RIO investment pool purchased by the Trust. A RIO investment pool consists of all the RIOs purchased by the Trust during a specific calendar year. FCC has agreed to a 4% non-owner economic participation interest in the 2006 investment pool of RIOs, inclusive of the RIO portfolio acquired by the Trust pursuant to the Purchase Agreement. FCC’s non-owner economic participation interest investment was approximately $2,020,000. The non-owner economic participation interest entitles FCC to a preferred return on the investment equal to LIBOR plus 3.5%, subject to a minimum return of 8%, as further defined in the Sourcing Agreement.

After payment of the Credit Facility, the Frost revolving line of credit, the non-owner economic participation interest investment and transaction related fees and expenses, the Company estimates that FCC will realize net proceeds of approximately $2.0 million in connection with the transactions. Additionally, the Company estimates that after the write down of unamortized Credit Facility origination costs and other fees and expenses, the Company will recognize approximately $700,000 of operating income in the fourth quarter as a result of the transactions.

The Company is required to test its goodwill for impairment whenever events or changes in circumstances indicate that the carrying value of asset may not be recoverable. We believe that the changes contemplated by these agreements require the Company to test its goodwill related to its consumer finance business. If the Company were to determine that an impairment existed, the Company would be required to record a charge to expense to write goodwill down to its fair value.

Although management believes that the transactions with the Trust will improve the financial condition and results of operation of FCC in the long-term, management estimates that net income for the year ended December 31, 2007 in the finance segment will range from an insignificant operating loss to marginal profitability.

Purchase Agreement. The following is a summary of material terms and conditions of the Purchase Agreement:

Terms of Sale. FCC and FCCA, as sellers, sold to the Trust, free of any adverse claim, all their rights, title and interest in and to a portfolio of RIOs, including all monies due or to become due in respect of the RIOs, and all proceeds of such RIOs for approximately $49.5 million, including accrued interest of $481,000. The RIOs purchased by the Trust were determined based on certain criteria specified in the Purchase Agreement. Neither FCC nor FCCA has any obligation to repurchase any of the RIOs sold to the Trust; provided, however, that FCC has certain obligations to repurchase RIOs in the event of a breach of representations and warranties of FCC and FCCA with respect to the criteria utilized to determine eligible RIOs purchased by the Trust as specified in the Purchase Agreement.

Other Terms. The Purchase Agreement contains various representations, warranties and covenants as is customary in a commercial transaction of this nature. Sellers have agreed to indemnify the Trust, the custodian and collection agent and backup servicer for certain limited matters that are customary for transactions comparable to the transactions as described in the Purchase Agreement.

Sourcing Agreement. The following is a summary of material terms and conditions of the Sourcing Agreement:

Duties and Responsibilities of FCC. The Trust has engaged FCC to provide certain advisory and consulting services with respect to the identification, sourcing, due diligence, structuring and acquisition of eligible RIOs. Additionally, the Trust has engaged FCC to provide certain advisory, consultation, management and disposition services with respect to the ownership, management, servicing, marketing, collection and disposition of RIOs acquired by the Trust. FCC has certain obligations to repurchase RIOs purchased by the Trust under the Sourcing Agreement in the event of a breach by FCC of representations and warranties contained in the Sourcing Agreement with respect to the criteria utilized by FCC to evaluate and determine eligible RIOs purchased by the Trust, which are unrelated to future performance or credit losses.

Compensation. The servicing and sourcing fees to be paid to FCC by the Trust for performance of its sourcing and servicing duties and obligations under the Sourcing Agreement are substantially equivalent to the fees charged in the industry for providing comparable services with respect to purchased receivables with characteristics similar to the RIOs to be purchased by the Trust under the Sourcing Agreement. Sourcing fees paid to FCC in any calendar year may not exceed FCC’s sourcing costs plus $100,000. There are no limitations to the amount of servicing fees that may be paid to FCC.

Indemnification. FCC has agreed to indemnify the Trust for losses it may incur primarily caused by FCC’s negligence, bad faith or willful misconduct in connection with its performance of its duties under the Sourcing Agreement. The Trust has agreed to indemnify FCC for losses FCC may incur in connection with claims against FCC, which result from or are based upon actions taken with the consent of the Trust, with the direction of the Trust or which otherwise arise from or relate to the RIOs, the Sourcing Agreement or FCC’s performance (or lack of performance) under the Sourcing Agreement.

Termination. FCC shall have a specified time to cure any curable events of default (as defined in the Sourcing Agreement). If the default is not cured, the Trust may terminate FCC as the servicer under the Sourcing Agreement and all authority and power of FCC shall pass to and be vested in an appointed successor servicer. The Trust may, in its discretion and at any time, either (1) terminate the Sourcing Agreement or (2) terminate the appointment of FCC as servicer, in either case, by delivery of at least 90 days written notice to FCC. The Trust may also terminate the Sourcing Agreement if James D. Borschow, who is currently the President and a director of FCC, shall cease to be actively involved in the business of FCC unless his successor is acceptable to the Trust.

Insurance and Fidelity Bond. FCC is required to maintain an “errors and omissions” and employee fidelity insurance policy in amounts as specified in the Sourcing Agreement.

Exclusivity; Non-Compete. The Sourcing Agreement contains the following exclusivity and non-compete provisions:

a)	Until such time as is permissible pursuant to paragraphs (b) and (c) below, without the Trust’s prior written consents, none of FCC or its affiliates shall engage, directly or indirectly, in any business other than through the transactions contemplated by the Sourcing Agreement

b)

Commencing with the 2007 investment year (for the 2008 investment pool) and thereafter during the term of the Sourcing Agreement, FCC shall have the option to offer, in writing to the Trust, the opportunity to participate in the sourcing of a new investment pool of eligible RIOs during the following investment year in accordance with the Sourcing Agreement. Such offer shall be delivered no earlier than September 30 in each year and no later than October 31 of such year. The Trust shall respond to such offer within thirty (30) days after receipt of notice. If the Trust declines or otherwise fails to accept such offer within thirty (30) days of receipt, FCC and its affiliates shall not be obliged to comply with the exclusive provision set forth in (a) above after the date of expiration of the then current investment year.

c)	If FCC does not make an offer to the Trust to participate in a new investment pool, then FCC and its affiliates, for a period of twelve (12) months after the expiration of the then current investment year (the “Offer Period”), shall be obligated to offer to the Trust the opportunity to acquire any new eligible RIOs prior to FCC acquiring such on its own behalf or otherwise offering such RIOs to a third party or facilitating the marketing of such RIO to a third party. If the Trust shall decline any such offer, then FCC or any affiliate thereof may thereafter acquire such eligible RIO on its own behalf or otherwise offer such eligible RIO to a third party, in either case, on terms no more favorable than the terms offered to The Trust. Upon expiration of the Offer Period, FCC and its affiliates shall no longer be obligated to comply with paragraphs (a) and (b) above.

d)	Murray H. Gross, President and Chief Executive Officer of the Company and an officer and director of FCC and James D. Borschow, President and a director of FCC have executed a non-compete agreement with the Trust, pursuant to which they have agreed that they shall not, so long as they are employed by FCC or continue to own, directly or indirectly, more than five percent (5%) of the equity of FCC, and for a further period of one (1) year after ceasing to be so employed or to own such equity interest, directly or indirectly, own (except less than five percent (5%) of a publicly traded company), manage, operate or materially participate in any business which conducts sourcing and servicing business, as described in the Sourcing Agreement. The non-compete agreement shall terminate if the Trust shall terminate the Sourcing Agreement pursuant to the termination provision of the Sourcing Agreement.

e)	In addition to FCC’s rights to acquire RIOs declined by the Trust, if the Trust elects not to purchase or otherwise acquire any RIO proposed by FCC in accordance with the Sourcing Agreement, FCC may acquire such RIOs on its own behalf or otherwise offer such RIO to a third party, in either case, on terms no more favorable than the terms offered to the Trust.

FCC Participation. In connection with the Sourcing Agreement, FCC has the right to purchase a non-owner economic participation interest in the RIO investment pool acquired by The Trust in a particular investment year pursuant to the Sourcing Agreement. The participating percentage of FCC with respect to any investment year shall not exceed 10% of the investment pool. FCC has agreed to a 4% economic participation interest in the 2006 investment pool of RIOs, which includes the RIOs acquired by the Trust pursuant to the Purchase Agreement. The amount of the participation investment was approximately $2,020,000. Beginning with the 2007 investment year, FCC is required to designate, by written notice, the non-owner economic participation interest of FCC in the investment pool of RIOs, acquired by the Trust during the subsequent investment year.

Other Terms. The Sourcing Agreement contains various representations, warranties and covenants as is customary in a commercial transaction of this nature.

1.02 Termination of a Material Definitive Agreement

As a result of the transaction contemplated in the Purchase Agreement and the payment of $43,930,000 to DZ Bank and Autobahn to pay off the Credit Facility, including the termination fee of $280,000, the Credit Facility and related agreements were terminated. DZ Bank and Autobahn released all liens, pledges, assignments and other charges and security interests against FCC’s RIO portfolio which secured the Credit Facility.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated as of November 2, 2006 between FCC Acceptance Corp., First Consumer Credit, Inc. and FCC Investment Trust I. (Certain schedules and exhibits have been omitted and will be furnished to the Commission upon request).

10.2	Sourcing and Servicing Agreement dated November 2, 2006 between FCC Investment Trust I and First Consumer Credit, Inc. (Certain schedules and exhibits have been omitted and will be furnished to the Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 8th day of November, 2006 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated as of November 2, 2006 between FCC Acceptance Corp., First Consumer Credit, Inc. and FCC Investment Trust I. (Certain schedules and exhibits have been omitted and will be furnished to the Commission upon request).

10.2	Sourcing and Servicing Agreement dated November 2, 2006 between FCC Investment Trust I and First Consumer Credit, Inc. (Certain schedules and exhibits have been omitted and will be furnished to the Commission upon request).